Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated November 26, 2025, relating to the financial statements of Mountain Lake Acquisition Corp. II, as of October 31, 2025, and for the period from October 16, 2025 (inception) through October 31, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 26, 2025